Exhibit 31.3

CERTIFICATIONS PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, George Arison, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Shift Technologies, Inc; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ George Arison
George Arison
Chief Executive Officer and Chairman of the Board of Directors
April 22, 2022